As filed with the Securities and Exchange Commission on June 22, 2009

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

CapLease, Inc.
(Exact name of Registrant as specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	52-2414533 (I.R.S. Employer Identification No.)

1065 Avenue of the Americas
New York, New York 10018
(212) 217-6300
(Address of principal executive office, including zip code)
CapLease, Inc.
Amended and Restated 2004 Stock Incentive Plan
(Full title of the Plan)
______________________
Paul C. Hughes
General Counsel
CapLease, Inc.
1065 Avenue of the Americas
New York, New York 10018
(212) 217-6300
(Name, address, including zip code, and telephone number including area code, of agent for service)
______________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,800,000 shares	$ 2.77	$7,756,000.00	$432.78

(1)
Pursuant to Rule 416(a) of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on June 17, 2009.

EXPLANATORY NOTE

CapLease, Inc., a Maryland corporation (the “Company”) has previously filed registration statements on Form S-8 (the “Prior Registration Statements”) relating to the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”) with the following file numbers: (File No. 333-113852) and (File No. 333-137501).  On June 16, 2009, the stockholders of the Company approved an amendment to the Plan the primary purpose of which was to increase by 2,800,000 shares the maximum aggregate number of shares of common stock that may be issuable under the Plan, from 2,323,000 to 5,123,000 shares.  Accordingly, this registration statement is being filed to register an additional 2,800,000 shares of common stock.

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and the information required by Part II is omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 22, 2009.

CAPLEASE, INC. (Registrant)

By:	/s/ Paul H. McDowell
Paul H. McDowell
Chairman and Chief Executive Officer

Signature	Title	Date

/s/ PAUL H. MCDOWELL	Chairman of the Board, Chief Executive	June 22, 2009
Paul H. McDowell	Officer and Director (Principal Executive Officer)

/s/ WILLIAM R. POLLERT	President and Director	June 22, 2009
William R. Pollert

/s/ SHAWN P. SEALE	Senior Vice President, Chief Financial	June 22, 2009
Shawn P. Seale	Officer and Treasurer (Principal Financial Officer)

/s/ JOHN E. WARCH	Senior Vice President and Chief	June 22, 2009
John E. Warch	Accounting Officer (Principal Accounting Officer)

/s/ MICHAEL E. GAGLIARDI	Director	June 22, 2009
Michael E. Gagliardi

/s/ STANLEY KREITMAN	Director	June 22, 2009
Stanley Kreitman

/s/ JEFFREY F. ROGATZ	Director	June 22, 2009
Jeffrey F. Rogatz

/s/ HOWARD A. SILVER	Director	June 22, 2009
Howard A. Silver

EXHIBIT INDEX

Exhibit No.	Description

4.1
Company’s Articles of Amendment and Restatement (incorporated by reference from Exhibit 3.1 of the Company’s Amendment No. 4 to the Registration Statement on Form S-11 (Registration No. 333-110644) (filed March 8, 2004)).

4.2	Company’s Articles of Amendment to Articles of Incorporation (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K (filed July 31, 2007)).

4.3
Articles Supplementary Establishing the Rights and Preferences of the 8.125% Series A Cumulative Redeemable Preferred Stock (incorporated by reference from Exhibit 3.2 of the Company’s Registration Statement on Form 8-A (filed October 17, 2005)).

4.4
Company’s Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 of the Company’s Amendment No. 4 to the Registration Statement on Form S-11 (Registration No. 333-110644) (filed March 8, 2004)).

4.5	Company’s First Amendment to Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 of the Company’s Form 8-K (filed July 31, 2007)).

4.6	CapLease, Inc. Amended and Restated 2004 Stock Incentive Plan (incorporated by reference from Annex A of the Company’s Definitive Proxy Statement (filed April 17, 2009)).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of McGladrey & Pullen LLP (filed herewith).